SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2002

Coeur d’Alene Mines Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8641	82-0109423

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

505 Front Ave., P.O. Box "I", Coeur d'Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS.

     On May 13, 2002, Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain entities (collectively, the “Purchasers”) whereby the Company agreed to sell to the Purchasers an aggregate principal amount of $21,479,000 of newly issued 13 3/8% Convertible Senior Subordinated Notes (the “New Notes”) for an aggregate purchase price of $16,000,160.90.

     The economic terms and conditions of the New Notes will be substantially similar to the terms and conditions of the Company’s currently outstanding 13 3/8% Convertible Senior Subordinated Notes due 2003 (the “Old Notes”), and will be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee as agreed by the Company and the Purchasers, which Indenture will be substantially similar to the Indenture, dated as of August 1, 2001, between the Company, as issuer and The Bank of New York, as trustee, with respect to the Old Notes.

     The closing for the transactions contemplated by the Purchase Agreement and the Indenture will occur as soon as practicable after the date hereof.

     The Purchase Agreement is included as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5. In addition, the information contained in the Registrant’s press release dated May 14, 2002 in connection with the Purchase Agreement is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS.

(c) Exhibit

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May, 13, 2002, made and entered into by and among Coeur d’Alene Mines Corporation, an Idaho corporation, and each of the persons signatory and listed on Annex A thereto.
99.1	Press Release issued May 14, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: May 20, 2002	By:	/s/ GEOFFREY A. BURNS
Name: Geoffrey A. Burns Title: Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May, 13, 2002, made and entered into by and among Coeur d’Alene Mines Corporation, an Idaho corporation, and each of the persons signatory and listed on Annex A thereto.
99.1	Press Release issued May 14, 2002.

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